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                                                                 Exhibit 10.4

                          SEVERANCE AGREEMENT, WAIVER
                             AND RELEASE OF CLAIMS

 This Severance Agreement, Waiver and Release of Claims ("Agreement") is made as of September 30, 1996, by and between TFC ENTERPRISES, INC., THE FINANCE COMPANY ("Employer") and CHARLES M. JOHNSTON ("Employee").

                             R E C I T A T I O N S

 A. Employee has been employed by Employer pursuant to a written Employment Agreement made as of January 1, 1995, as amended ("Employment Agreement"), and has most recently held the position of Executive Vice President and Chief Financial Officer.

 B. The employment relationship between the parties will be ending pursuant to Employee's retirement effective September 30, 1996.

 C. The parties desire a smooth transition and severance of the employment relationship consistent with the terms of this Agreement.

                               A G R E E M E N T

 NOW, THEREFORE, and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Employee and Employer agree as follows:

   1. (a) Employee shall continue to perform his regular duties and receive his regular salary and benefits through September 30, 1996, provided however that notwithstanding paragraph 11 hereof, the termination provisions of the first and second sentences of paragraph 10 of the Employment Agreement shall continue in effect. The

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Company may, at any time prior to September 30, 1996, decide to relieve
Employee of the obligation to perform his duties through September 30, 1996, by providing written notice to Employee to that effect, but such decision shall not relieve the Company of its obligations under this Agreement, including, without limitation, the obligation to pay Employee his regular salary and benefits through September 30, 1996.

   (b) Employer agrees that provided that (i) at least seven (7) days have passed since Employee signed this Agreement and (ii) Employer has received Employee's written notice of retirement, Employer shall immediately deliver to Employee, as a severance payment, the sum of $200,000 less mandatory withholdings as required by federal and state law. The parties agree that no FICA need be withheld because of Employee's satisfaction of this requirement through earlier 1996 withholdings and also under Revenue Ruling 55-520 and 58-301.

   (c) Employee shall retain all such stock options in the TFC Enterprises, Inc. 1995 Long-Term Incentive Plan ("Plan") as are vested as of September 30, 1996, but no further stock options in the Plan shall vest. Pursuant to the Plan and that certain Stock Option Award Agreement dated as of October 27, 1994 ("Option Agreement"), by and between TFC Enterprises, Inc., and Employee, Employee's separation shall be a retirement and thus such options as are vested shall be exercisable on or before December 31, 1999.
   (d) The principal and interest amount remaining to be paid on Employee's promissory note to Employer on his final day of his employment shall be forgiven by


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Employer.  The parties acknowledge that certain amounts provisionally credited to Employee from his 1996 bonus earnings have been applied to reduce his remaining repayment obligation under his promissory note. The parties agree that in the event the Company's year-end accounting shall determine that such amounts as were provisionally credited were not actually earned resulting in a 1996 bonus overpayment, the Company shall also forgive such 1996 bonus overpayment and treat the amount provisionally credited as if fully earned.

   (e) Employee agrees to and hereby does resign all directorships and offices he holds in the following companies: TFC Enterprises, Inc., First Community Finance, Inc., The Finance Company, TFC Receivables Corporation, and The Insurance Agency, Inc. ("affiliated or related companies").

 2. Following Employee's last date of employment, Employee shall be given the opportunity to continue in Employer's group health insurance plan, at his own expense, for up to eighteen (18) months pursuant to C.O.B.R.A.

 3. Employee shall not be entitled to any compensation or benefits other than those described in the above paragraphs. Employer will not oppose any claim by Employee for unemployment compensation from the applicable state agency.

 4. Employee recognizes and acknowledges that any list or identifying information on or about Employer's customers, as well as any agreements, techniques, practices, business plans or other trade secrets (hereinafter collectively "Trade Secrets"), as such may exist from time to time, are a valuable, special and unique asset of Employer's business. Employee





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hereby agrees that following the end of his employment he will not disclose Employer's Trade Secrets or any part thereof, not of public record or generally known otherwise, to any person, firm, corporation, association or other entity without Employer's prior consent unless such disclosure is required by law or governmental regulations. Employee hereby further agrees that for a period of two (2) years after the effective date of this Agreement, he will not use any of Employer's Trade Secrets, directly or indirectly, for his or any third party's benefit or use in any business endeavor not affiliated with Employer. In the event of a breach or threatened breach by Employee of the provisions of this Section, Employer shall be entitled to an injunction restraining Employee from disclosing, in whole or in part, Employer's Trade Secrets, or from utilizing them for his benefit or that of any unaffiliated person, firm, corporation, association or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages.

 5. (a) Employee hereby releases TFC Enterprises, Inc., Employer, any affiliated or related companies, and their officers, stockholders, and directors and their respective successors, heirs and assigns, and Employer, together with its affiliated or related companies, and their respective officers, stockholders, and directors and their respective successors and assigns, hereby release Employee and his heirs, representatives, estate and assigns, of and from all claims, causes of action or demands of every kind or character


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whatsoever, whether presently known or unknown, suspected or unsuspected, existing at the time hereof, except for willful or fraudulent acts which are subsequently proven to have been committed by Employee either with reckless disregard of or with the intent to cause harm to the Employer's legitimate business interests. Acts which were undertaken by Employee in the exercise of his reasonable judgment shall not be deemed to be reckless for purposes hereof. Employer represents that it is aware of no pending or threatened claims which arise from any act or omission of Employee and further acknowledges that it has no present intention of asserting any type of claim against Employee with respect to any such act. Employer and Employee expressly agree that the alleged actions or omissions of Employee which prompted the memorandum dated July 23, 1996, from Robert Raley to Employee with the heading "Subject: Inappropriate Communication with TFC Business Relationships" shall not constitute willful, fraudulent or reckless acts on the part of Employee.

   (b) The parties acknowledge that they have agreed to payment of a negotiated sum by Employer to Employee, which fully satisfies Employer's payment obligations under the Employment Agreement and which Employee shall receive. Nothing in this release shall affect Employee's rights under the Plan or the Option Agreement.

   (c) The parties recognize, however, that nothing contained in this release shall prohibit either party from instituting legal action to enforce any of the provisions of this Agreement.

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 6.   (a) Employee agrees that he will not make any derogatory statements concerning Employer which could reasonably be expected to materially harm the business interests of Employer, or any related or affiliated companies, or any of their employees, officers, directors, shareholders or agents, unless required to do so by legal process.

   (b) Employer agrees to provide favorable recommendations regarding Employee's job performance and conduct to prospective employers of Employee. The parties agree that each such recommendation shall be in the form of Annex A attached hereto.

 7. Employee represents and warrants that he has chosen to execute this Agreement of his own volition after fully reviewing the Agreement and seeking the advice of an attorney or if not, anyone else he determines to be appropriate in this regard.

 8. The parties represent and warrant that by this writing Employer has advised Employee that he may wish to consult an attorney before signing this Agreement and that Employer has given Employee a period of at least twenty-one (21) days within which to consider this Agreement, which period may be waived at Employee's option.

 9. The parties agree that Employee shall have seven (7) days after his execution of this Agreement within which to revoke his signature and consent to this Agreement. This Agreement will not become effective and enforceable until seven (7) days after Employee has signed this Agreement.

 10. This Agreement and the obligations of Employer and Employee hereunder in no way constitute an admission, agreement, consent, statement, acquiescence or declaration


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on the part of Employer or Employee as to any wrongdoing, breach of contract, or violation of any law.

 11. Subject to the provisions of subparagraph 1(a) hereof, this Agreement constitutes the entire agreement between the parties pertaining to the matters with which it deals, and supersedes all prior agreements pertaining to those matters other than the Plan and the Option Agreement. No such prior agreement, or understanding in writing or otherwise, shall be valid or of any force or effect, and this Agreement and the obligations of the parties hereunder may not be altered or modified in any respect except by a writing duly executed by the parties to be bound.

 12. If any clause or provision of this Agreement is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Agreement shall not be affected thereby, and in lieu of each clause or provision of this Agreement which is illegal, invalid, or unenforceable, there shall be added, as part of this Agreement, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and as may be legal, valid and enforceable.

 13. This Agreement shall be binding upon and inure to the benefit of any successor or assigns of the parties hereto.

 14. The contents of this Agreement shall remain confidential, except as required by law. Employee shall not disclose any term or condition hereof to anyone other than his spouse, attorney and/or accountant without Employer's prior written consent. Any disclosure


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by Employee other than those permitted herein or further disclosure by a person permitted to receive disclosure hereunder shall be a breach hereof. In any action brought by Employer under this paragraph 14, the prevailing party will be entitled to its costs and reasonable attorneys' fees. This paragraph 14 shall be of no further effect at any time following any disclosure of this Agreement by Employer or any related or affiliated company.

 15. This Agreement shall be governed by and construed in accordance with the laws of Virginia. The parties hereby agree that the Circuit Court of the City of Norfolk, Virginia, shall have jurisdiction and be an appropriate venue to determine any rights or claims arising hereunder.



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 THE UNDERSIGNED HAVE CAREFULLY READ THE FOREGOING SEVERANCE AGREEMENT, WAIVER
AND RELEASE OF CLAIMS, UNDERSTAND THE CONTENTS, FREELY AND VOLUNTARILY AGREE TO ALL THE TERMS AND CONDITIONS AND SIGN THIS AGREEMENT ON THEIR OWN VOLITION.

 WITNESS the following signatures:


______________________________       _______________________________
Date                                 CHARLES M. JOHNSTON


                                     THE FINANCE COMPANY


______________________________       By_____________________________
Date


                                     TFC ENTERPRISES, INC.


______________________________       By_____________________________
Date


 I am aware that I have the right to consider this Severance Agreement, Waiver and Release of Claims for twenty-one (21) days before making my decision. I have considered this right and choose to waive it as indicated by my signature below.

______________________________       _______________________________
Date                                 CHARLES M. JOHNSTON


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